Exhibit 10.8

SECOND AMENDMENT TO GUARANTEE AGREEMENT

SECOND AMENDMENT TO GUARANTEE AGREEMENT, dated as of April 13, 2021 (this “Amendment”), by and between CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, CLNC Credit 8, LLC, a Delaware limited liability company (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of November 2, 2018 (as amended, modified and/or restated, the “Repurchase Agreement”), between Seller and Buyer;

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Guarantee Agreement, dated as of November 2, 2018, as amended by that certain Amendment to Guarantee Agreement, dated as of May 7, 2020 (as amended, modified and/or restated, the “Guarantee”), from Guarantor to Buyer; and

WHEREAS, Guarantor and Buyer wish to amend and modify the Guarantee upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guarantee shall be amended and modified as follows:

1. Amendment of Guarantee. Guarantor and Buyer hereby agree that the Guarantee shall be amended and modified with retroactive effect as of January 1, 2020 as follows:

(a) Section 1 of the Guarantee is hereby amended by inserting the following new definitions in correct alphabetical order:

“Internalization Agreement” means that certain Termination Agreement, dated as of April 4, 2021, by and among Sponsor, Guarantor, Manager and Colony Capital Investment Advisors, LLC.

“Internalization Date” means the “Closing Date,” as such term is defined in the Internalization Agreement.

(b) Section 9(b) of the Guarantee is hereby deleted in its entirety and replaced with the following:

(b) Minimum Tangible Net Worth. At all times during the period from the Closing Date through and including December 31, 2019, Guarantor shall comply with Section 9(b) of this Guarantee Agreement as in effect prior to the First Guarantee Amendment. Consolidated Tangible Net Worth of Guarantor (A) at any time from and after January 1, 2020 and prior to the Internalization Date, shall not be less than the sum of (i) $1,500,000,000.00, plus (ii) seventy-five percent (75%) of the net cash proceeds thereafter received by Guarantor (x) from any offering by Guarantor of its common equity and (y) from any offering by Sponsor of its common equity to the extent such net cash proceeds are contributed to Guarantor, excluding any such net cash proceeds that are contributed to Guarantor within ninety (90) days of receipt of such net cash proceeds and applied to purchase, redeem or otherwise acquire Capital Stock issued by Guarantor (or any direct or indirect parent thereof), and (B) at any time from and after the Internalization Date, shall not be less than the sum of (I) $1,350,000,000.00, plus (II) the amount described in the foregoing clause (ii).

2. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Guarantee shall be deemed to refer to the Guarantee as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Consent to Internalization of Management by Sponsor and Guarantor. Buyer acknowledges that, pursuant to the Internalization Agreement described in Section 1 of this Amendment, Sponsor and Guarantor intend to effectuate an internalization of management as contemplated in clause (e) of the definition of “Change of Control” in the Repurchase Agreement and Section 8.14 of the Repurchase Agreement. Buyer hereby approves such internalization of management.

4. Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) after giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Guarantee on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under Repurchase Documents has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 8 of the Guarantee are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

5. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7. Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

8. No Novation, Effect of Amendment. The parties hereto have entered into this Amendment solely to amend the terms of the Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.

9. Reaffirmation of Guarantee. Guarantor acknowledges and agrees that, except as modified hereby, the Guarantee remains unmodified and in full force and effect and enforceable in accordance with its terms.

10. Repurchase Agreement, Guarantee and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

ACKNOWLEDGED AND AGREED

AS OF THE DATE FIRST SET FORTH ABOVE:

SELLER:

CLNC CREDIT 8, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President